Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

 x CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
Organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

Ply Gem Holdings, Inc.
Ply Gem Industries, Inc.
(Exact name of obligor as specified in its charter)
Delaware	20-0645710
Delaware	11-1727150
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5020 Weston Parkway, Suite 400
Cary, North Carolina 27513
(Address of principal executive offices)
_____________________________

9.375% Senior Notes Due 2017
(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Alenco Building Products Management, L.L.C.	Delaware	3089	76-0674044
Alenco Extrusion GA, L.L.C.	Delaware	3089	74-2994904
Alenco Extrusion Management, L.L.C.	Delaware	3089	76-0674041
Alenco Holding Corporation	Delaware	3089	75-2908312
Alenco Interests, L.L.C.	Delaware	3089	58-2609498
Alenco Trans, Inc.	Delaware	3089	75-2908315
Alenco Window GA, L.L.C.	Delaware	3089	74-2994900
Aluminum Scrap Recycle, L.L.C.	Delaware	3089	76-0674046
AWC Arizona, Inc.	Delaware	3089	30-3399914
AWC Holding Company	Delaware	3089	20-1096406
Foundation Labs by Ply Gem, LLC	Delaware	3089	36-4738285
Glazing Industries Management, L.L.C.	Delaware	3089	76-0674043
Great Lakes Window, Inc.	Ohio	3089	34-1548026
Kroy Building Products, Inc.	Delaware	3089	04-3248415
Mastic Home Exteriors, Inc.	Ohio	3089	31-0459490
MW Manufacturers Inc.	Delaware	3089	63-0400153
MWM Holding, Inc.	Delaware	3089	22-3889412
Napco, Inc.	Delaware	3089	13-3637496
New Alenco Extrusion, Ltd.	Texas	3089	76-0674016
New Alenco Window, Ltd.	Texas	3089	76-0674017
New Glazing Industries, Ltd.	Texas	3089	76-0674018
Ply Gem Pacific Windows Corporation	Delaware	3089	20-5169626
Variform, Inc.	Missouri	3089	43-0799731

The address of each of the additional registrants is c/o Ply Gem Holdings, Inc., 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513.

Item 1.       General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.       Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.
                             None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.                Not applicable.

Item16.     List of Exhibits.                 List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 28th day of November, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Richard Prokosch
Richard Prokosch
Vice President

EXHIBIT 6

November 28, 2012

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Richard Prokosch
Richard Prokosch
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,931
Interest-bearing balances		74,188
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,296
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		30
Securities purchased under agreements to resell		24,666
Loans and lease financing receivables:
Loans and leases held for sale		31,929
Loans and leases, net of unearned income	728,980
LESS: Allowance for loan and lease losses	14,500
Loans and leases, net of unearned income and allowance		714,480
Trading Assets		40,930
Premises and fixed assets (including capitalized leases)		7,618
Other real estate owned		4,074
Investments in unconsolidated subsidiaries and associated companies		581
Direct and indirect investments in real estate ventures		86
Intangible assets
Goodwill		21,545
Other intangible assets		19,703
Other assets		57,739

Total assets		$1,218,796

LIABILITIES
Deposits:
In domestic offices		876,434
Noninterest-bearing	234,742
Interest-bearing	641,692
In foreign offices, Edge and Agreement subsidiaries, and IBF’s		76,676
Noninterest-bearing	2,323
Interest-bearing	74,353
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,985
Securities sold under agreements to repurchase		11,823

Dollar Amounts
In Millions

Trading liabilities	23,232
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,783
Subordinated notes and debentures	16,786
Other liabilities	35,449

Total liabilities	$1,089,168

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,518
Retained earnings	20,950
Accumulated other comprehensive income	7,541
Other equity capital components	0

Total bank equity capital	128,528
Noncontrolling (minority) interests in consolidated subsidiaries	1,100

Total equity capital	129,628

Total liabilities, and equity capital	$1,218,796

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

      Timothy J. Sloan
        EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                                                Directors
David Hoyt
Carrie Tolstedt